Exhibit 10.1

FORM OF INDEMNIFICATION AGREEMENT

INDEMNIFICATION AGREEMENT (this “Agreement”), made and executed as of May 28, 2021, by and between Sprague Resources LP, a Delaware limited partnership (the “Partnership”), Sprague Resources GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), and the individual signing this Agreement under the header “Indemnitee” on the signature page hereto (the “Indemnitee”).

WITNESSETH:

WHEREAS, the Partnership is aware that, to induce and to retain highly competent persons to serve the General Partner as directors or officers or in other capacities, the Partnership must provide such persons with adequate protection through insurance and indemnification against significant risks of claims and actions against them arising out of their service to and activities on behalf of the Partnership and the General Partner;

WHEREAS, the Partnership recognizes the substantial increase in business litigation in general, subjecting directors and officers to significant litigation risks;

WHEREAS, the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of October 30, 2013, as amended (the “Partnership Agreement”) and the Second Amended and Restated Limited Liability Company Agreement of the General Partner, dated as of May 28, 2021 (the “GP LLC Agreement”), each contain indemnification provisions that entitle the members of the Board of Directors of the General Partner (the “Board of Directors”) and the officers of the General Partner to indemnification protection to the fullest extent permitted by applicable law;

WHEREAS, it is reasonable, prudent and necessary for the Partnership to obligate itself contractually to indemnify such persons to the fullest extent permitted by applicable law and to provide an express process and procedure for seeking indemnification so that they will continue to serve the Partnership and the General Partner free from undue concern; and

WHEREAS, to the extent Indemnitee is affiliated with Hartree Partners, LP, a Delaware limited partnership (the “Sponsor Entity”), Indemnitee may have certain rights to indemnification, advancement of expenses or insurance provided by the Sponsor Entity (or affiliates thereof), which Indemnitee, the Partnership, the General Partner and the Sponsor Entity (or affiliates thereof) intend to be secondary to the primary obligation of the Partnership to indemnify Indemnitee as provided herein, in the Partnership Agreement or in GP LLC Agreement, as applicable.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the General Partner, the Partnership and the Indemnitee do hereby agree as follows:

1.             DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings set forth below:

(a)               “Disinterested Director” shall mean a director of the General Partner who is not or was not a party to the Proceeding in respect of which indemnification is being sought.

(b)               “Expenses” shall include all reasonable attorneys’ fees, accountants’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating or being or preparing to be a witness in any Proceeding or establishing the Indemnitee’s right of entitlement to indemnification for any of the foregoing.

(c)              “GP Certificate” shall mean the General Partner’s Certificate of Formation, as amended.

(d)               “Independent Counsel” shall mean a law firm of at least 50 attorneys or a member of a law firm of at least 50 attorneys that is experienced in matters of partnership and limited liability company as well as corporate law and that neither is presently nor in the past five years has been retained to represent (i) the Partnership, the General Partner or the Indemnitee or any affiliate thereof in any matter material to either such party or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing any of the Partnership, the General Partner or the Indemnitee in an action to determine the Indemnitee’s right to indemnification under this Agreement.

(e)              “Proceeding” shall mean any threatened, pending or completed action, suit, arbitration, investigation, inquiry, alternate dispute resolution mechanism, administrative or legislative hearing, or any other proceeding (including, without limitation, any securities laws action, suit, arbitration, investigation, inquiry, alternative dispute resolution mechanism, hearing or procedure) whether civil, criminal, administrative, arbitrative or investigative and whether or not based upon events occurring, or actions taken, before the date hereof; any appeal in or related to any such action, suit, arbitration, investigation, inquiry, alternate dispute resolution mechanism, hearing or proceeding; and any inquiry or investigation (including discovery), whether conducted by or in the right of the Partnership or the General Partner or any other person, that the Indemnitee in good faith believes could lead to any such action, suit, arbitration, investigation, inquiry, alternative dispute resolution mechanism, hearing or other proceeding or appeal thereof.

2.            SERVICE BY THE INDEMNITEE. The Indemnitee agrees to serve or to continue to serve as a director or officer of the General Partner so long as the Indemnitee is duly elected or appointed in accordance with the provisions of the GP Certificate, the GP LLC Agreement, the Delaware Limited Liability Company Act, as amended, and the Delaware Revised Uniform Limited Partnership Act, as amended (the “DRULPA”), or until his/her earlier death, retirement, resignation or removal, or also in the case of a director, until his/her successor shall have been duly elected and qualified. The Indemnitee may at any time and for any reason resign from such position (subject to any other obligation, whether contractual or imposed by operation of law), in which event this Agreement shall continue in full force and effect after such resignation. Additionally, this Agreement shall remain in full force and effect after the death, retirement or removal of the Indemnitee, or also in the case of a director, until his/her successor shall have been duly elected and qualified. Notwithstanding the foregoing, this Agreement may be terminated in accordance with Section 20 hereof. Nothing in this Agreement shall confer upon the Indemnitee the right to be employed by or to serve as a director or officer of the Partnership or to continue in the employ of the General Partner or to serve as a director or officer of the General Partner, or affect the right of the General Partner to terminate, in the General Partner’s sole discretion (with or without cause) and at any time, the Indemnitee’s employment or position as a director or officer, in each case, subject to any contractual rights of the Indemnitee existing otherwise than under this Agreement.

3.             INDEMNIFICATION. To the fullest extent permitted by law, the Indemnitee shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, joint or several, Expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or Proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which the Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee (as defined in the Partnership Agreement) and acting (or omitting to act) in such capacity; provided, that the Indemnitee shall not be indemnified and held harmless pursuant to this Agreement if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Agreement, the Indemnitee acted in bad faith or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful. For purposes of this Agreement, the Partnership shall be deemed to have requested the Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on the Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute “fines” within the meaning of this Section 3; and action taken or omitted by the Indemnitee with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the best interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in the best interests of the Partnership. Any indemnification pursuant to this Agreement shall be made only out of the assets of the Partnership, it being agreed that the General Partner shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification. Notwithstanding anything to the contrary contained herein, the Indemnitee shall not be denied indemnification in whole or in part under this Section 3 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement, the Partnership Agreement or the GP LLC Agreement.

4.             PARTIAL INDEMNIFICATION. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Partnership for some or a portion of the judgments, penalties and fines and Expenses and amounts paid in settlement actually and reasonably incurred by, or in the case of retainers to be incurred by, the Indemnitee, but is not entitled to indemnification for the total amount thereof, the Partnership shall nevertheless indemnify the Indemnitee for the portion of such judgments, penalties and fines and Expenses and amounts paid in settlement actually and reasonably incurred by, or in the case of retainers, to be incurred by, the Indemnitee for which the Indemnitee is entitled to be indemnified. For purposes of this Section 4 and without limitation, the termination of any claim, issue or matter in such a Proceeding described herein (a) by dismissal, summary judgment, judgment on the pleading or final judgment, with or without prejudice, or (b) by agreement without payment or assumption or admission of liability by the Indemnitee, shall be deemed to be a successful determination or result as to such claim, issue or matter.

5.             PROCEDURE FOR DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION.

(a)               To obtain indemnification under this Agreement, the Indemnitee shall submit to the Partnership a written request, including documentation and information which is reasonably available to the Indemnitee and is reasonably necessary to determine whether the Indemnitee is entitled to indemnification. The Secretary of the General Partner shall, promptly upon receipt of a request for indemnification, advise the Board of Directors that the Indemnitee has requested indemnification. Any Expenses incurred by, or in the case of retainers, to be incurred by, the Indemnitee in connection with the Indemnitee’s request for indemnification hereunder shall be borne by the Partnership.

(b)               Upon written request by the Indemnitee for indemnification pursuant to this Agreement, the entitlement of the Indemnitee to indemnification pursuant to the terms of this Agreement shall be determined by the following person or persons, who shall be empowered to make such determination: (i) if requested by the Indemnitee, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the Indemnitee; or (ii) if not so requested, (A) by the Board of Directors, by a majority vote of a quorum (determined in accordance with the GP LLC Agreement) consisting of Disinterested Directors, or (B) if a quorum consisting of Disinterested Directors is not obtainable or if a majority vote of a quorum consisting of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the Indemnitee. The Independent Counsel shall be selected by the Board of Directors. Such determination of entitlement to indemnification shall be made not later than 45 days after receipt by the Partnership of a written request for indemnification. If it is so determined that the Indemnitee is entitled to indemnification, payment to the Indemnitee shall be made within 15 days after such determination.

(c)               The Indemnitee shall be entitled to indemnification hereunder without a separate determination by or on behalf of the Partnership pursuant to Section 5(b) hereof with respect to any Proceeding and/or any claim, issue or matter with respect thereto: (i) which is resolved by agreement without any payment or assumption or admission of liability by the Indemnitee, or which is terminated by withdrawal or dismissal, with or without prejudice; (ii) which was terminated by any other means, but in which the Indemnitee was not determined to be liable with respect to such claim, issue or matter asserted against the Indemnitee in the Proceeding; or (iii) as to which a court or arbitrator determines upon application that, despite such a determination of liability on the part of the Indemnitee, but in view of all the circumstances of the Proceeding and of the Indemnitee’s conduct with respect thereto, the Indemnitee is fairly and reasonably entitled to indemnification for such judgments, penalties, fines, amounts paid in settlement and Expenses as such court or arbitrator shall deem proper; provided, however, such decision shall have been rendered in or with respect to the Proceeding for which the Indemnitee seeks indemnification under this Agreement.

6.            PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS.

(a)               In making a determination with respect to entitlement to indemnification, the Indemnitee shall be presumed to be entitled to full indemnification hereunder, and the Partnership shall have the burden of proof in the making of any determination contrary to such presumption. Neither the failure of the Board of Directors (or such other person or persons empowered to make the determination of whether the Indemnitee is entitled to indemnification) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor any determination thereby that the Indemnitee has not met such applicable standard of conduct, shall be a defense or admissible as evidence in any Proceeding for any purpose or create a presumption that the Indemnitee has acted in bad faith or failed to meet any other applicable standard of conduct.

(b)               If the Board of Directors or the Independent Counsel, as applicable, shall have failed to make a determination as to entitlement to indemnification within 45 days after receipt by the Partnership of such request, the requisite determination of entitlement to indemnification shall be deemed to have been made and the Indemnitee shall be absolutely entitled to such indemnification, absent actual and material fraud in the request for indemnification, a prohibition of indemnification under applicable law in effect as of the date of this Agreement, or a subsequent determination that such indemnification is prohibited by applicable law. The termination of any Proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself: (i) create a presumption that the Indemnitee acted in bad faith or in a manner which he/she reasonably believed to be opposed to the best interests of the Partnership, or, with respect to any criminal Proceeding, that the Indemnitee has reasonable cause to believe that the Indemnitee’s conduct was unlawful; or (ii) otherwise adversely affect the rights of the Indemnitee to indemnification, except as may be provided herein.

7.            ADVANCEMENT OF EXPENSES. To the fullest extent permitted by law, Expenses (including legal fees and expenses) incurred by the Indemnitee in appearing at, participating in or defending any claim, demand, action, suit or Proceeding shall, from time to time, be advanced by the Partnership (prior to a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Agreement, the Indemnitee is not entitled to be indemnified) upon receipt by the Partnership of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be ultimately determined that the Indemnitee is not entitled to be indemnified as authorized in this Agreement. The Indemnitee hereby expressly undertakes to repay such amounts advanced, but only if, and then only to the extent that, it shall ultimately be determined by a final, non-appealable adjudication or arbitration decision that the Indemnitee is not entitled to be indemnified against such Expenses. All amounts advanced to the Indemnitee by the Partnership pursuant to this Section 7 shall be without interest. The General Partner and the Partnership shall make all advances pursuant to this Section 7 without regard to the prospect of whether the Indemnitee may ultimately be found to be entitled to indemnification under the provisions of this Agreement and without regard to the Indemnitee’s financial ability to make repayment.

8.            REMEDIES OF THE INDEMNITEE IN CASES OF DETERMINATION NOT TO INDEMNIFY OR FAILURE TO ADVANCE EXPENSES. In the event that a determination is made that the Indemnitee is not entitled to indemnification hereunder or if the payment has not been timely made following a determination of entitlement to indemnification pursuant to Section 5 and Section 6 hereof, or if Expenses are not advanced pursuant to Section 7 hereof, the Indemnitee shall be entitled to seek a final adjudication in an appropriate court of the State of Delaware or any other court of competent jurisdiction of the Indemnitee’s entitlement to such indemnification or advance. Alternatively, the Indemnitee may, at the Indemnitee’s option, seek an award in arbitration to be conducted by a single arbitrator chosen by the Indemnitee and approved by the Board of Directors, which approval shall not be unreasonably withheld or delayed. If the Indemnitee and the Board of Directors do not agree upon an arbitrator within 30 days following notice to the Partnership by the Indemnitee that it seeks an award in arbitration, the arbitrator will be chosen pursuant to the rules of the American Arbitration Association (the “AAA”). The arbitration will be conducted pursuant to the rules of the AAA, and an award shall be made within 60 days following the filing of the demand for arbitration. The arbitration shall be held in New York, New York. The Partnership shall not oppose the Indemnitee’s right to seek any such adjudication or award in arbitration or any other claim. Such judicial proceeding or arbitration shall be made de novo, and the Indemnitee shall not be prejudiced by reason of a determination (if so made) that the Indemnitee is not entitled to indemnification. If a determination is made or deemed to have been made pursuant to the terms of Section 5 or Section 6 hereof that the Indemnitee is entitled to indemnification, the Partnership shall be bound by such determination and shall be precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding and enforceable. The Partnership further agrees to stipulate in any such court or before any such arbitrator that the Partnership is bound by all the provisions of this Agreement and is precluded from making any assertions to the contrary. If the court or arbitrator shall determine that the Indemnitee is entitled to any indemnification hereunder, the Partnership shall pay all reasonable Expenses actually incurred by, or in the case of retainers to be incurred by, the Indemnitee in connection with such adjudication or award in arbitration (including, but not limited to, any appellate Proceedings).

9.            NOTIFICATION AND DEFENSE OF CLAIM. Promptly after receipt by the Indemnitee of notice of the commencement of any Proceeding, the Indemnitee will, if a claim in respect thereof is to be made against the General Partner or the Partnership under this Agreement, notify the Partnership in writing of the commencement thereof. The omission or delay by the Indemnitee to so notify the Partnership will not relieve the Partnership from any liability that it may have to the Indemnitee under this Agreement or otherwise, except to the extent that the Partnership may suffer material prejudice by reason of such failure or delay. Notwithstanding any other provision of this Agreement, with respect to any such Proceeding as to which the Indemnitee gives notice to the Partnership of the commencement thereof:

(a)              The Partnership will be entitled to participate therein at its own expense.

(b)             Except as otherwise provided in this Section 9(b), to the extent that it may wish, the Partnership, jointly with any other indemnifying party similarly notified, shall be entitled to assume the defense thereof with counsel reasonably satisfactory to the Indemnitee. After prior written notice from the Partnership to the Indemnitee of its election to so assume the defense thereof, the Partnership shall not be liable to the Indemnitee under this Agreement for any legal or other Expenses subsequently incurred by the Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. The Indemnitee shall have the right to employ the Indemnitee’s own counsel in such Proceeding, but the fees and Expenses of such counsel incurred after such notice from the Partnership of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Partnership; (ii) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Partnership and the Indemnitee in the conduct of the defense of such Proceeding, and such determination by the Indemnitee shall be supported by an opinion of counsel, which opinion shall be reasonably acceptable to the Partnership; or (iii) the Partnership shall not in fact have employed counsel to assume the defense of the Proceeding, in each of which cases the fees and Expenses of counsel shall be at the expense of the Partnership. The Partnership shall not be entitled to assume the defense of any Proceeding brought directly by the Partnership or General Partner or as to which the Indemnitee shall have reached the conclusion provided for in clause (ii) above.

(c)              The General Partner and the Partnership shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding without their prior written consent, which consent shall not be unreasonably withheld. The Partnership shall not be required to obtain the consent of the Indemnitee to settle any Proceeding which the Partnership has undertaken to defend if the Partnership assumes full and sole responsibility for such settlement and such settlement grants the Indemnitee a complete and unqualified release in respect of any potential liability. The Partnership shall have no obligation to indemnify the Indemnitee under this Agreement with regard to any judicial award issued in a Proceeding, or any related Expenses of the Indemnitee, if the Partnership was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such Proceeding, except to the extent the Partnership was not materially prejudiced thereby.

(d)               If, at the time of the receipt of a notice of a claim pursuant to this Section 9, the General Partner or the Partnership has director and officer liability insurance in effect, the Partnership shall give prompt notice of the commencement of the Proceeding for which indemnification is sought to the insurers in accordance with the procedures set forth in the respective policies. The Partnership shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of the policies.

10.           OTHER RIGHTS TO INDEMNIFICATION.

(a)               The indemnification and advancement of Expenses provided by this Agreement are cumulative, and not exclusive, and are in addition to any other rights to which the Indemnitee may now or in the future be entitled under any provision of the Partnership Agreement, the Certificate, the GP LLC Agreement or the GP Certificate, or other governing documents of the Sponsor Entity or its affiliates or any direct or indirect wholly owned or partially owned subsidiary of the Partnership or the General Partner, any vote of the unitholders of the Partnership or Disinterested Directors, any provision of law, in equity or otherwise, or otherwise (each, an “Alternative Indemnification Source”), both as to actions in the Indemnitee’s capacity as an Indemnitee (as defined in the Partnership Agreement) and as to actions in any other capacity. Indemnitee shall not have any obligation to exhaust any other rights it may potentially have to indemnification or advancement of expenses from any Alternative Indemnification Source prior to seeking indemnification or advancement of expenses from the Partnership pursuant to this Agreement, and the Partnership shall be liable for the full amount of any such claim for indemnification or advancement of expenses (to the extent the Partnership is liable for such amounts under this Agreement) without regard to any such rights Indemnitee may have against any Alternative Indemnification Source; provided, that the Partnership shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (or for which advancement is provided hereunder) if and to the extent that Indemnitee has otherwise actually received payment for such amounts from such Alternative Indemnification Source. Except as required by applicable law, the Partnership shall not adopt any amendment to its Partnership Agreement or the Certificate the effect of which would be to deny, diminish or encumber the Indemnitee’s right to indemnification under this Agreement. For the avoidance of doubt, the rights created pursuant to this Agreement, pursuant to any such other agreement or provision of law, and pursuant to any insurance obtained pursuant to Section 12 shall be primary over any indemnity obligations owed by any person other than the Partnership and over any insurance other than that obtained pursuant to Section 12. Any insurance obtained pursuant to Section 12 shall be endorsed to reflect that it is primary over any other insurance.

(b)               Notwithstanding anything to the contrary contained herein: (i) the Partnership hereby agrees that it is the indemnitor of first resort under this Agreement and under any other indemnification agreement providing indemnification to Indemnitee by the Sponsor Entity (i.e., the Partnership’s obligations to Indemnitee under this Agreement or any other agreement or undertaking to provide advancement and/or indemnification to Indemnitee are primary and any obligation of the Sponsor Entity to provide advancement or indemnification for the same expenses, liabilities, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such expenses, liabilities, judgments, penalties, fines and amounts paid in settlement) or incurred by Indemnitee are secondary), and (ii) if the Sponsor Entity pays or causes to be paid (other than pursuant to this Agreement), for any reason, any amounts for which Indemnitee is entitled to indemnification hereunder or under any other indemnification agreement to which a Company is a party (whether pursuant to contract, by-laws or charter) (the “Indemnifiable Amounts”), then (x) the Sponsor Entity shall be fully subrogated to all rights of Indemnitee with respect to the Indemnifiable Amounts actually paid by the Sponsor Entity and (y) the Partnership shall fully indemnify, reimburse and hold harmless the Sponsor Entity for the Indemnifiable Amounts actually paid by the Sponsor Entity. The Sponsor Entity is an express third party beneficiary of this Agreement, is entitled to rely upon this Agreement, and may seek to specifically enforce either the Partnership’s or the General Partner’s obligations hereunder (including but not limited to the obligations specified in this Paragraph) as though a party hereunder.

11.            NO IMPUTATION. The knowledge or actions, or failure to act, of any director, officer, agent or employee of the Partnership or the General Partner or the Partnership or the General Partner itself shall not be imputed to the Indemnitee for purposes of determining the right to indemnification under this Agreement.

12.            EXCEPTION TO RIGHT OF INDEMNIFICATION OR ADVANCEMENT OF EXPENSES. Notwithstanding any other provision of this Agreement, the Indemnitee shall not be entitled to indemnification or advancement of Expenses under this Agreement with respect to any Proceeding, or any claim therein, brought or made by the Indemnitee against: (a) the Partnership or the General Partner, except for (i) any claim or Proceeding in respect of this Agreement or the Indemnitee’s rights under this Agreement, (ii) any claim or Proceeding to establish or enforce a right to indemnification under (A) any statute or law, (B) any other agreement with the Company and the Partnership or (C) the GP LLC Agreement or the Partnership Agreement as now or hereafter in effect and (iii) any counter-claim or cross-claim brought or made by the Indemnitee against the Company or the Partnership in any Proceeding brought by or in the right of the Company or the Partnership against him or her; or (b) any other person or entity, except for Proceedings or claims approved by the General Partner.

13.            DIRECTOR AND OFFICER LIABILITY INSURANCE. The Partnership may purchase and maintain (or reimburse the Indemnitee for the cost of) insurance, on behalf of the Indemnitee as the General Partner shall determine, against any liability that may be asserted against, or expense that may be incurred by, the Indemnitee in connection with the Partnership’s activities or the Indemnitee’s activities on behalf of the Partnership, regardless of whether the Partnership would have the power to indemnify such Indemnitee against such liability under the provisions of this Agreement or the Partnership Agreement. Such coverage may be obtained in conjunction with or as part of a policy obtained by the Sponsor Entity or any of its affiliates, or any stand-alone policy obtained by the Partnership or any of its affiliates, or any combination thereof, provided that the Partnership determines in good faith that the Indemnitee is covered by such insurance. Notwithstanding the foregoing, the Partnership shall have no obligation to obtain or maintain such insurance if the Partnership determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit or if the Indemnitee is covered by similar insurance maintained by a direct or indirect wholly owned or partially owned subsidiary of the Partnership or the General Partner. However, the Partnership’s decision whether or not to adopt and maintain such insurance shall not affect in any way its obligations to indemnify the Indemnitee under this Agreement or otherwise. To the extent that the Partnership or the General Partner maintains an insurance policy or policies of director and officer liability insurance, the Indemnitee shall be named as an insured in such a manner as to provide the Indemnitee the same rights and benefits as are accorded to the most favorably insured of the General Partner’s directors, if the Indemnitee is a director; or of the General Partner’s officers, if the Indemnitee is not a director of the General Partner but is an officer, in each case, in their capacity with the General Partner as such. The Partnership agrees that the provisions of this Agreement shall remain in effect regardless of whether liability or other insurance coverage is at any time obtained or retained by the Partnership.

14.            INTENT. This Agreement is intended to be broader than any statutory indemnification rights applicable in the State of Delaware and shall be in addition to and supplemental to any other rights the Indemnitee may have under the Certificate, the Partnership Agreement, the GP Certificate, the GP LLC Agreement, applicable law or otherwise. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Certificate, the Partnership Agreement, the GP Certificate, the GP LLC Agreement, applicable law or this Agreement, it is the intent of the parties that the Indemnitee enjoy by this Agreement the greater benefits so afforded by such change. To the extent there is any conflict between this Agreement and any of the Partnership Agreement, the GP LLC Agreement or any other Alternative Indemnification Source with respect to any right or obligation of any party hereto, the terms most favorable to the Indemnitee shall control. The General Partner, the Partnership and the Indemnitee acknowledge and agree that it is their intention that this Agreement be interpreted and enforced so as to provide indemnification to the Indemnitee to the fullest extent now or hereafter permitted by law; provided, that, notwithstanding anything to the contrary contained herein, in no event may the Indemnitee subject the General Partner, the Partnership, the Limited Partners (as defined in the Partnership Agreement) to personal liability by reason of the indemnification provisions set forth in this Agreement. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE COMPANY, THE PARTNERSHIP AND THE INDEMNITEE EACH HEREBY EXPRESSLY ACKNOWLEDGES AND AGREES THAT (A) THE INDEMNIFICATION PROVIDED UNDER THIS AGREEMENT SHALL EXTEND TO AND INCLUDE, BUT SHALL NOT BE LIMITED TO, INDEMNIFICATION FOR EXPENSES, JUDGMENTS, PENALTIES, FINES AND AMOUNTS PAID IN SETTLEMENT ARISING, IN WHOLE OR IN PART, OUT OF THE SOLE OR CONCURRENT NEGLIGENCE OF THE INDEMNITEE AND (B) THIS SECTION 14 CONSTITUTES A CONSPICUOUS NOTICE OF SUCH AGREEMENT FOR ALL PURPOSES.

15.           ATTORNEY’S FEES AND OTHER EXPENSES TO ENFORCE AGREEMENT. In the event that the Indemnitee is subject to or intervenes in any Proceeding in which the validity or enforceability of this Agreement is at issue or seeks an adjudication or award in arbitration to enforce the Indemnitee’s rights under, or to recover damages for breach of, this Agreement, the Indemnitee, if he/she prevails in whole or in part in such action, shall be entitled to recover from the Partnership and shall be indemnified by the Partnership against any actual expenses for attorneys’ fees and disbursements reasonably incurred by the Indemnitee.

16.            SUBROGATION. In the event of payment under this Agreement, the Partnership shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Partnership effectively to bring suit to enforce such rights; provided, however, that the Partnership (i) shall not have the right to be subrogated to Indemnitee’s rights against the Sponsor Entity (or affiliates thereof, excluding the Partnership, the General Partner and their subsidiaries) and (ii) shall not have the right to reimbursement from the Sponsor Entity (or affiliates thereof, excluding the Partnership, the General Partner and their subsidiaries), in each case, for any amounts that the Partnership pays for which Indemnitee is entitled to indemnification hereunder.

17.              LIABILITY OF INDEMNITEE.

(a)           Notwithstanding anything to the contrary set forth in this Agreement, the Indemnitee shall not be liable for monetary damages to the Partnership, the General Partner, the Limited Partners or any other Person who acquires an interest in the Partnership, for losses sustained or liabilities incurred as a result of any act or omission of the Indemnitee unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter in question, the Indemnitee acted in bad faith or in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was criminal.

(b)           To the extent that, at law or in equity, the Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to Partnership, the General Partner, the Limited Partners or any other Person who acquires an interest in the Partnership, the Indemnitee acting in connection with the Partnership’s business or affairs shall not be liable, to the fullest extent permitted by law, to the Partnership, the General Partner, to any Limited Partner or any other Person who acquires an interest in a Partnership Interest (as defined in the Partnership Agreement) or to any other Person who is bound by this Agreement for its reliance on the provisions of this Agreement.

(c)           Any amendment, modification or repeal of this Section 17 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnitee under this Agreement as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

18.              EFFECTIVE DATE. The provisions of this Agreement shall cover claims or Proceedings whether now pending or hereafter commenced and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place. The Partnership shall be liable under this Agreement, pursuant to Section 3 hereof, for all acts of the Indemnitee while serving as a director and/or officer of the General Partner, notwithstanding the termination of the Indemnitee’s service, if such act was performed or omitted to be performed during the term of the Indemnitee’s service to the Partnership or the General Partner.

19.              GROSS-UP FOR TAXES. In the event any payment of indemnity to the Indemnitee under this Agreement shall be deemed to be income for federal, state or local income, excise or other tax purposes, then the Partnership shall pay to the Indemnitee, in addition to any amount for indemnification provided for herein, an amount equal to the amount of taxes for which the Indemnitee shall become liable (with offset for any deductions which the Indemnitee may have that are related to the indemnification amount but without offset for any other deductions which the Indemnitee may have that are not related to the indemnification amount), promptly upon receipt from the Indemnitee of a request for reimbursement of such taxes together with a copy of the Indemnitee’s tax return, which shall be maintained in strictest confidence by the Partnership. Any such tax gross-up payment shall be paid to the Indemnitee within 60 days following receipt by the Partnership of the Indemnitee’s request and tax return, which shall be received by the Partnership no later than the end of the calendar year next following the calendar year in which the Indemnitee remits the related taxes; provided, however, that in the event the Indemnitee is audited by the Internal Revenue Service, the deadline for receipt by the Partnership of the Indemnitee’s request and tax return shall be extended to the end of three calendar years (plus the time length of any audit extensions requested by the Internal Revenue Service) next following the calendar year in which the Indemnitee remits the related taxes.

20.              DURATION OF AGREEMENT. This Agreement shall continue until and terminate upon the later of: (a) the final termination of all Proceedings to which the Indemnitee may be subject by reason of the fact that he/she is or was a director, officer, employee, agent or fiduciary of the Partnership or the General Partner or any of the Partnership’s or the General Partner’s direct or indirect wholly owned or partially owned subsidiaries, or is or was serving at the request of the Partnership or the General Partner or any of the Partnership’s or the General Partner’s direct or indirect wholly owned or partially owned subsidiaries as a director, officer, employee, agent or fiduciary of any other entity, including, but not limited to, another limited partnership, corporation, partnership, limited liability company, employee benefit plan, joint venture, trust or other enterprise, or by reason of any act or omission by the Indemnitee in any such capacity; or (b) the expiration of all statutes of limitation applicable to possible Proceedings to which the Indemnitee may be subject. The indemnification provided under this Agreement shall continue as to the Indemnitee even though he/she may have ceased to be a director or officer of the General Partner or any of the Partnership’s or the General Partner’s direct or indirect wholly owned or partially owned subsidiaries. This Agreement shall be binding upon the Partnership and its successors and assigns, including, without limitation, any corporation or other entity which may have acquired all or substantially all of the Partnership’s assets or business or into which the Partnership may be consolidated or merged, and shall inure to the benefit of the Indemnitee and his/her spouse, successors, assigns, heirs, devisees, executors, administrators or other legal representations. The Partnership shall require any successor or assignee (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Partnership, by written agreement in form and substance reasonably satisfactory to the Partnership, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Partnership would be required to perform if no such succession or assignment had taken place.

21.              DISCLOSURE OF PAYMENTS. Except as required by any federal securities laws or other federal or state law, neither party hereto shall disclose any payments under this Agreement unless prior approval of the other party is obtained.

22.              SPECIFIC PERFORMANCE. The General Partner and the Partnership acknowledge that the Indemnitee may, as a result of the General Partner’s or Partnership’s breach of its covenants and obligations under this Agreement, sustain immediate and long-term substantial and irreparable injury and damage which cannot be reasonably or adequately compensated by damages at law. Consequently, the General Partner and the Partnership agree that the Indemnitee shall be entitled, in the event of the General Partner’s or Partnership’s breach or threatened breach of its covenants and obligations hereunder, to obtain equitable relief from a court of competent jurisdiction, including enforcement of each provision of this Agreement by specific performance or temporary, preliminary or permanent injunctions enforcing any of the Indemnitee’s rights, requiring performance by the General Partner or the Partnership, or enjoining any breach by the General Partner or the Partnership, all without proof of any actual damages that have been or may be caused to the Indemnitee by such breach or threatened breach and without the posting of bond or other security in connection therewith. The General Partner and the Partnership waive all claims or defenses that the Indemnitee has an adequate remedy at law, and neither the General Partner nor the Partnership shall allege or otherwise assert the legal position that any such remedy at law exists. The General Partner and the Partnership agree and acknowledge that: (i) the terms of this Section 22 are fair, reasonable and necessary to protect the legitimate interests of the Indemnitee; (ii) this waiver is a material inducement to the Indemnitee to enter into the transactions contemplated hereby; and (iii) the Indemnitee relied upon this waiver in entering into this Agreement and will continue to rely on this waiver in its future dealings with the General Partner and the Partnership. The General Partner and the Partnership each represents and warrants that is has reviewed this provision with its legal counsel, and that it has knowingly and voluntarily waived its rights referenced in this Section 22 following consultation with such legal counsel

23.              CONTRIBUTION. To the fullest extent permissible under applicable law and without prejudice to the express limitations on indemnification set forth in subsections (a) and (c) of the second sentence of Section 3 in this Agreement, if the indemnification to which Indemnitee is entitled to under this Agreement is unavailable to the Indemnitee for any reason whatsoever, the Partnership, in lieu of indemnifying the Indemnitee, shall contribute to the amount incurred by the Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement, and/or for Expenses, in connection with any claim relating to a Proceeding under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (a) the relative benefits received by the Partnership and the Indemnitee as a result of the event(s) and/or transaction(s) giving rise to such Proceeding; and/or (b) the relative fault of the Partnership (and the directors, officers, employees, and agents of the General Partner) and the Indemnitee in connection with such event(s) and/or transaction(s). If such contribution constitutes deferred compensation subject to Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations and other guidance thereunder (“Section 409A”), as determined by the Partnership, such contribution shall be paid to the Indemnitee (or the Indemnitee’s estate in the event of death) upon the earlier of (i) the Indemnitee’s “separation from service” (as defined by the Partnership in accordance with Section 409A); (ii)  the Indemnitee’s death; (iii)  the Indemnitee’s becoming “disabled” (as defined in Section 409A); (iv) the occurrence of an “unforeseeable emergency” (as defined in Section 409A); or (v) a change in the ownership or effective control of the Partnership or in the ownership of a substantial portion of the assets of the Partnership (as defined in Section 409A).

24.              IRC SECTION 409A. This Agreement is intended to comply with Section 409A (as defined in Section 23 of this Agreement) and any ambiguous provisions will be construed in a manner that is compliant with the application of Section 409A. If (a) the Indemnitee is a “specified employee” (as such term is defined by the Partnership in accordance with Section 409A) and (b) any payment payable upon “separation from service” (as such term is defined by the Partnership in accordance with Section 409A) under this Agreement is subject to Section 409A and is required to be delayed under Section 409A because the Indemnitee is a specified employee, that payment shall be payable on the earlier of (i) the first business day that is six months after the Indemnitee’s “separation from service”; (ii) the date of the Indemnitee’s death; or (iii) the date that otherwise complies with the requirements of Section 409A. This Section 24 shall be applied by accumulating all payments that otherwise would have been paid within six months of the Indemnitee’s separation from service and paying such accumulated amounts on the earliest business day which complies with the requirements of Section 409A. For purposes of Section 409A, each payment or amount due under this Agreement shall be considered a separate payment, and the Indemnitee’s entitlement to a series of payments under this Agreement is to be treated as an entitlement to a series of separate payments.

25.              SEVERABILITY. If any provision or provisions of this Agreement shall be held invalid, illegal or unenforceable for any reason whatsoever, (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, but not limited to, all portions of any Sections of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Agreement (including, but not limited to, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

26.              COUNTERPARTS. This Agreement may be executed by one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought shall be required to be produced to evidence the existence of this Agreement.

27.              CAPTIONS. The captions and headings used in this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

28.              ENTIRE AGREEMENT, MODIFICATION AND WAIVER. This Agreement, along with any employment agreement addressing the subject matter hereof and the Certificate, the Partnership Agreement, the GP Certificate and the GP LLC Agreement, interpreted as described in Section 14 hereof, constitutes the entire agreement and understanding of the parties hereto regarding the subject matter hereof, and no supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. No supplement, modification or amendment to this Agreement shall limit or restrict any right of the Indemnitee under this Agreement in respect of any act or omission of the Indemnitee prior to the effective date of such supplement, modification or amendment unless expressly provided therein.

29.              NOTICES. All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given if (a) delivered by hand with receipt acknowledged by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail, return receipt requested with postage prepaid, on the date shown on the return receipt or (c) delivered by facsimile transmission on the date shown on the facsimile machine report:

(a)          If to the Indemnitee to, at the address set forth on Indemnitee’s signature page hereto.

(b)          If to the Partnership, to:

Sprague Resources GP LLC,

general partner of Sprague Resources LP

185 International Drive

Portsmouth, New Hampshire 03801

Attn: Board of Directors

or to such other address as may be furnished to the Indemnitee by the Partnership or to the Partnership by the Indemnitee, as the case may be.

30.              GOVERNING LAW. The parties hereto agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, applied without giving effect to any conflicts of law principles.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

THE PARTNERSHIP:

SPRAGUE RESOURCES LP

By:	SPRAGUE RESOURCES GP LLC,
its general partner

By:
Name:
Title:

THE GENERAL PARTNER:

SPRAGUE RESOURCES GP LLC

By:
Name:
Title:

INDEMNITEE:

Name:

Address:
__________________________
__________________________
__________________________
__________________________

Signature Page to

Indemnification Agreement

Acknowledged and Agreed:

THE SPONSOR ENTITY:

HARTREE PARTNERS, LP

By:	HARTREE PARTNERS GP, LLC,
its general partner

By:
Name:
Title:

Signature Page to

Indemnification Agreement